Exhibit 10.43

                                CREDIT AGREEMENT

     This CREDIT AGREEMENT (the "Agreement") is entered into this 18th day of November, 2002 and effective as of the 31st day of October, 2002, by and between OBSIDIAN LEASING COMPANY, INC., a Mississippi corporation ("Borrower"), and OLD NATIONAL BANK, a national banking association ("Bank").

Section l. Definitions.

     Certain capitalized terms have the meanings set forth on Exhibit 1 hereto or in the Security Agreement. All financial terms used in this Agreement but not defined on Exhibit 1 or in the Security Agreement have the meanings given to them by generally accepted accounting principles. All other undefined terms have the meanings given to them in the Indiana Uniform Commercial Code.

Section 2. Loans.

     2.1. Term Loan.

     (a) Bank agrees, subject to the terms and conditions hereinafter set forth, to make term loans (collectively, the "Term Loan") to Borrower on the date of this Agreement in the aggregate amount of Four Million Two Hundred Forty-Two Thousand Seven Hundred Seventy-Four and 63/100 Dollars ($4,242,774.63). Borrower's obligation to pay the Term Loan will be evidenced by its promissory notes (collectively, the "Term Note") in substantially the forms of Exhibit 2.1-A and 2.1-B attached hereto. The Term Note will be dated the date of this Agreement.

     (b) The outstanding balance of the Term Note will be payable in twenty-four
(24) equal monthly installments of principal based upon a ten (10) year amortization schedule which will be due on the first (1st) day of each calendar month commencing December 1, 2002, and continuing on the first (1st) day of each calendar month thereafter during the term hereof. The final payment of principal and all accrued and unpaid interest due under the Term Loan will be due on December 1, 2004. The monthly principal installment amounts shall be as set forth in the Term Note.

     (c) Borrower will pay interest to Bank on the outstanding principal amount of the Term Loan at a rate per annum equal to the respective interest rates set forth in the Term Note. Interest will be payable in arrears in immediately available funds at the principal office of Bank on the first (1 st) day of each calendar month concurrently with principal installments. Any principal amount not paid when due (at maturity, by acceleration or otherwise) will bear interest thereafter until paid at the Default Rate; this provision does not constitute a waiver of any Events of Default or an agreement by Bank to permit any late payments whatsoever.

     (d) The proceeds of the Term Loan will be used to finance Borrower's acquisition of certain vehicles as more particularly identified on Exhibit 2.1(d).

     (e) The principal of the Term Loan may be prepaid, in whole or in part, upon any payment date as set forth above. Any prepayments under the Term Loan in advance of any amortized payments will be applied to reduce the outstanding principal amount of the Term Loan in the inverse chronological order of maturity.

     2.2 Commitment Fees, Reimbursement of Expenses. (a) At closing, Borrower shall pay to Bank a commitment fee associated with the Loans in the amount of Thirty-Eight Thousand Six Hundred Thirty-Two and 57/100 Dollars ($38,652.37), which amount shall be deemed earned in full upon execution of this Agreement.

     (b) Either on or before closing, or promptly upon demand thereafter, Borrower shall reimburse to Bank all costs and expenses incurred by Bank associated with the extension of the Loans to the Borrower as contemplated by this Agreement, including without limitation, recording costs, attorneys' fees and other out-of-pocket expenses, in accordance with the terms and requirements as set forth in Section 4.9 hereof. Failure to promptly pay all amounts due under this subsection shall constitute an Event of Default under this Agreement.

Section 3. Representations And Warranties.

     Borrower hereby warrants and represents to Bank the following:

     3.1 Organization and Qualification. Borrower is a duly organized, validly existing corporation in good standing under the laws of the State of Mississippi, its state of incorporation, has the power and authority (corporate and otherwise) to carry on its business and to enter into and perform this Agreement, the Notes and the other Loan Documents, is qualified and licensed to do business in each jurisdiction in which such qualification or licensing is required. All information provided to Bank with respect to Borrower and its operations is true and correct.

     3.2. Due Authorization. The execution, delivery and performance by Borrower of this Agreement, the Security Agreement, the Notes and the other Loan Documents have been duly authorized by all necessary action, and will not contravene any law or any governmental rule or order binding on Borrower, or the articles of incorporation or by-laws of Borrower, nor violate any agreement or instrument by which Borrower is bound nor result in the creation of a Lien on any assets of Borrower except the Lien granted to Bank herein. Borrower has duly executed and delivered this Agreement, the Security Agreement, the Notes and the other Loan Documents and they are valid and binding obligations of Borrower enforceable according to their respective terms except as limited by equitable principles and by bankruptcy, insolvency or similar laws affecting the rights of creditors generally. No notice to or consent by any governmental body is needed in connection with this transaction.

     3.3. Litigation. There are no suits or proceedings pending or threatened against or affecting Borrower, and no proceedings before any governmental body are pending or threatened against Borrower.

     3.4 Margin Stock. No part of the Loans will be used to purchase or carry, or to reduce or retire or refinance any credit incurred to purchase or carry, any margin stock (within the meaning of Regulations U and X of the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying any margin stock. If requested by Bank, Borrower will furnish to Bank statements in conformity with the requirements of Federal Reserve Form U-1.

     3.5 Business. Borrower is not a party to or subject to any agreement or restriction which in the opinion of Borrower's management is so unusual or burdensome that it might have a material adverse effect on Borrower's business, properties or prospects.

     3.6 Licenses, etc. Borrower has obtained any and all licenses, permits, franchises, governmental authorizations, patents, trademarks, copyrights or other rights necessary for the ownership of its properties and the advantageous conduct of its business. Borrower possesses adequate licenses, patents, patent applications, copyrights, trademarks, trademark applications, and trade names to continue to conduct its business as heretofore conducted by it, without any conflict with the rights of any other person or entity. All of the foregoing are in full force and effect and none of the foregoing are in known conflict with the rights of others.

     3.7 Laws and Taxes. Borrower is in compliance with all laws, regulations, rulings, orders, injunctions, decrees, conditions or other requirements applicable to or imposed upon Borrower by any law or by any governmental authority, court or agency. Borrower has filed all required tax returns and reports that are now required to be filed by it in connection with any federal, state and local tax, duty or charge levied, assessed or imposed upon Borrower or its assets, including unemployment, social security, and real estate taxes. Borrower has paid all taxes which are now due and payable. No taxing authority has asserted or assessed any additional tax liabilities against Borrower which are outstanding on the date of this Agreement, and Borrower has not filed for any extension of time for the payment of any tax or the filing of any tax return or report.

     3.8 Financial Condition. All financial information relating to Borrower which has been or may hereafter be delivered by Borrower or on its behalf to Bank is true and correct and has been prepared in accordance with generally accepted accounting principles consistently applied. Borrower has no material obligations or liabilities of any kind not disclosed in that financial information, and there has been no material adverse change in the financial condition of Borrower nor has Borrower suffered any damage, destruction or loss which has adversely affected its business or assets since the submission of the most recent financial information to Bank.

     3.9 Title. Borrower has good and marketable title to the assets reflected on the most recent balance sheet submitted to Bank, free and clear from all liens and encumbrances of any kind, except for such liens and encumbrances as identified on Exhibit 3.9 attached hereto (collectively, the "Permitted Liens"):
(a) current taxes and assessments not yet due and payable, (b) liens and encumbrances, if any, reflected or noted on such balance sheet or notes thereto,
(c) assets disposed of in the ordinary course of business, and (d) any security interests, pledges, assignments or mortgages granted to Bank to secure the repayment or performance of the Obligations.

     3.10 Defaults. Borrower is in compliance with all material agreements applicable to it and there does not now exist any default or violation by Borrower of or under any of the terms, conditions or obligations of (a) its Articles of Incorporation or By-Laws, or (b) any indenture, mortgage, deed of trust, franchise, permit, contract, agreement or other instrument to which Borrower is a party or by which it is bound, and the consummation of the transactions contemplated by this Agreement will not result in such default or violation.

     3.11 Environmental Laws. (a) Borrower has obtained all permits, licenses and other authorizations or approvals which are required under Environmental Laws and Borrower is in compliance in all material respects with all terms and conditions of the required permits, licenses, authorizations and approvals, and is also in compliance in all material respects with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in the Environmental Laws.

     (b) Borrower is not aware of, and has not received notice of, any past, present or future events, conditions, circumstances, activities, practices, incidents, actions or plans which may interfere with or prevent compliance or continued compliance, in any material respect, with Environmental Laws, or may give rise to any material common law or legal liability, or otherwise form the basis of any material claim, action, demand, suit, proceeding, hearing, study or investigation, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant, chemical, or industrial, toxic or hazardous substance or waste.

     (c) There is no civil, criminal or administrative action suit, demand, claim, hearing, notice or demand letter, notice of violation, investigation or proceeding pending or threatened against Borrower, relating in any way to Environmental Laws.

     3.12 Subsidiaries and Partnerships. Borrower has no subsidiaries and is not a party to any partnership agreement or joint venture agreement.

     3.13 ERISA. Borrower and all individuals or entities along with Borrower would be treated as a single employer under ERISA or the Internal Revenue Code of 1986, as amended (an "ERISA Affiliate"), are in compliance with all of their obligations to contribute to any "employee benefit plan" as that term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, and any regulations promulgated thereunder from time to time ("ERISA"). Borrower and each of its ERISA Affiliates are in full compliance with ERISA, and there exists no event described in Section 4043(b) thereof ("Reportable Event").

Section 4. Affirmative Covenants.

     4.1 Books and Records. Borrower will maintain proper books of account and records and enter therein complete and accurate entries and records of all of its transactions in accordance with generally accepted accounting principles and give representatives of Bank access thereto at all reasonable times, including permission to examine, copy and make abstracts from any such books and records and such other information which might be helpful to Bank in evaluating the status of the Loans as it may reasonably request from time to time. Borrower will give Bank reasonable access to the Collateral and the other property securing the Obligations for the purpose of performing examinations thereof and to verify its condition or existence.

     4.2 Financial Statements. Borrower will maintain a standard and modern system for accounting and will furnish to Bank:

          (a) Within thirty (30) days after the end of each month, a copy of Borrower's financial statements for that month and for the year to date in a form reasonably acceptable to Bank, prepared and certified as complete and correct, subject to changes resulting from year-end adjustments, by the principal financial officer of Borrower;

          (b) As soon as available and in no event later than Ninety (90) days following the close of each fiscal year of the Borrower, annual audited financial statements, including a balance sheet, statements of income and surplus and changes in financial position of the Borrower, together with supporting schedules reflecting the financial condition of the Borrower at the close of such year and the results of its operations during such year, all of such statements which shall be prepared in accordance with generally accepted accounting principles consistently applied by certified public accountants selected by Borrower and reasonably acceptable to Bank;

          (c) With the statements submitted under (a) and (b) above, a certificate signed by the principal financial officer of Borrower, (i) stating he is familiar with all documents relating to Bank and that no Event of Default specified in this Agreement, nor any event which upon notice or lapse of time, or both would constitute such an Event of Default, has occurred, or if any such condition or event existed or exists, specifying it and describing what action Borrower has taken or proposes to take with respect thereto, and (ii) setting forth, in summary form, figures showing the financial status of Borrower in respect of the financial restrictions/covenants contained in this Agreement;

          (d) On or before April 1 of each year, a copy of the financial statements for each Guarantor together with copies of all federal and state income tax returns of each of the Guarantors within Thirty (30) days of filing;

          (e) Immediately upon any officer of Borrower obtaining knowledge of any condition or event which constitutes or, after notice or lapse of time or both, constitutes an Event of Default, a certificate of such person specifying the nature and period of the existence thereof, and what action Borrower has taken or is taking or proposes to take in respect thereof;

          (f) Copies of all federal, state and local income tax returns of Borrower as prepared by certified public accountants reasonably acceptable to Bank and such other information as Bank may reasonably request; and

          (g) From time to time such other information concerning the Borrower and the Guarantors as the Bank may reasonably request.

     If at any time Borrower has any additional subsidiaries which have financial statements that could be consolidated with those of Borrower under generally accepted accounting principles, the financial statements required by subsections (a) and (b) above will be the financial statements of Borrower and all such subsidiaries prepared on a consolidated and consolidating basis.

     4.3 Condition and Repair. Borrower will maintain its assets in good repair and working order and will make all appropriate repairs and replacements thereof.

     4.4 Insurance. Borrower will insure its properties and business against loss or damage of the kinds and in the amounts customarily insured against by corporations with established reputations engaged in the same or similar business as Borrower. All such policies will (a) be issued by financially sound and reputable insurers, (b) name Bank as an additional insured and, where applicable, as loss payee under a lender loss payable endorsement satisfactory to Bank, and (c) will provide for thirty (30) days written notice to Bank before such policy is altered or canceled all of which will be evidenced by a Certificate of Insurance delivered to Bank by Borrower on the date of execution of this Agreement.

     4.5 Taxes. Borrower will pay when due all taxes, assessments and other governmental charges imposed upon it or its assets, franchises, business, income or profits before any penalty or interest accrues thereon, and all claims
(including, without limitation, claims for labor, services, materials and supplies) for sums which by law might be a lien or charge upon any of its assets, provided that (unless any material item or property would be lost, forfeited or materially damaged as a result thereof) no such charge or claim need be paid if it is being diligently contested in good faith, if Bank is notified in advance of such contest and if Borrower establishes an adequate reserve or other appropriate provision required by generally accepted accounting principles and deposits with Bank cash or bond in an amount acceptable to Bank.

     4.6  Existence,  Business.  Borrower will (a) maintain its  existence,  (b)
engage  primarily  in  business  of the  same  general  character  as  that  now conducted, and (c) refrain from entering into any lines of business substantially different from the business or activities in which Borrower is presently engaged.

     4.7 Compliance with Laws. Borrower will comply with all federal, state and local laws, regulations and orders applicable to Borrower or its assets including but not limited to all Environmental Laws, in all respects material to Borrower's business, assets or prospects and will immediately notify Bank of any violation of any rule, regulation, statute, ordinance, order or law relating to the public health or the environment and of any complaint or notifications received by Borrower regarding to any environmental or safety and health rule, regulation, statute, ordinance or law.

     4.8 Notice of Default. Borrower will, within three (3) days of its knowledge thereof, give written notice to Bank of (a) the occurrence of any event or the existence of any condition which would be, after notice or lapse of applicable grace periods, an Event of Default, and (b) the occurrence of any event or the existence of any condition which would prohibit Borrower from continuing to make the representations set forth in this Agreement.

     4.9 Costs. Borrower will pay to Bank its fees, costs and expenses (including, without limitation, reasonable attorneys' fees, other professionals' fees, appraisal fees, expert fees, court costs, litigation and other expense (collectively, "Costs") incurred or paid by Bank in connection with the negotiating, documenting, administering and enforcing the Facility, the Loans and the Loan Documents and the defense, preservation and protection of Bank's rights and remedies thereunder, including without limitation, its security interest in the Collateral or any other property pledged to secure the Loans, whether incurred in bankruptcy, insolvency, foreclosure or other litigation or proceedings or otherwise. The Costs will be due and payable upon demand by Bank. Thereafter, the Costs will bear interest from the date incurred or disbursed at the highest rate set forth in the Notes. This provision will survive the termination of this Agreement and/or the repayment of any amounts due or the performance of any Obligation.

     4.10 [Reserved]

     4.11 Other Amounts Deemed Loans. If Borrower fails to pay any tax, assessment, governmental charge or levy or to maintain insurance within the time permitted or required by this Agreement, or to discharge any Lien prohibited hereby, or to comply with any other Obligation, Bank may, but shall not be obligated to, pay, satisfy, discharge or bond the same for the account of Borrower, and to the extent permitted by law and at the option of Bank, all monies so paid by Bank on behalf of Borrower will be deemed Loans and Obligations.

     4.12 Financial Covenants. Borrower will not permit its Cash Flow Coverage Ratio to be less than 1.15:1.00 at any time during the term of this Agreement, tested quarterly.

     4.13 Additional Financial Reporting. Borrower will cause to be delivered the following financial and other statements:

          (a) Within forty-five (45) days after the end of each month, a copy of the financial statements for Obsidian Enterprises, Inc. and Pyramid Coach, Inc. for that month and for the year-to-date in a form reasonably acceptable to Bank, subject to changes resulting from year-end adjustments, prepared and certified as complete and correct, by the principal financial officer of such entity;

          (b) Within ten (10) days after the end of each month, a copy of the monthly accounts receivable and accounts payable reports for Pyramid Coach, Inc.;

          (c) As soon as available and in no event later than ninety (90) days following the close of each fiscal year of Obsidian Enterprises, Inc. annual audited financial statements, including a balance sheet, statements of income and surplus and changes in financial position of Obsidian Enterprises, Inc., together with supporting schedules reflecting the financial condition of Obsidian Enterprises, Inc. at the close of such year and the results of its operations during such year, all such statements which shall be prepared in accordance with generally accepted accounting principles consistently applied by McGladrey Pullen LLP or other certified public accountants selected by Obsidian Enterprises, Inc. and reasonably acceptable to Bank. Such financial statements of Obsidian Enterprises, Inc. shall be prepared on a consolidated and consolidating basis;

          (d) As soon as available but in any event within twenty (20) days after the end of each calendar quarter, a compliance certificate from Borrower, Obsidian Enterprises , Inc. and Pyramid Coach, Inc.

Section 5. Negative Covenants.

     5.1 Indebtedness. Except as otherwise contemplated on Exhibit 5.1 attached and without Bank's prior written consent, Borrower will not incur, create, assume or permit to exist any additional Indebtedness for borrowed money (other than the Obligations) or Indebtedness on account of deposits, advances or progress payments under contracts, notes, bonds, debentures or similar obligations or other indebtedness evidenced by notes, bonds, debentures, capitalized leases or similar obligations requiring payments in excess of $10,000.00 on an annual basis.

     5.2 Prepayments. Without Bank's prior written consent, Borrower will not voluntarily prepay any Indebtedness owing by Borrower prior to the stated maturity date thereof other than (i) the Obligations and (ii) Indebtedness to trade creditors where the prepayment will result in a discount on the amount due.

     5.3 Leases. Without Bank's prior written consent and except as disclosed on Borrower's current financial statements delivered to Bank, Borrower will not enter into any lease of real or personal property as lessee if the aggregate payments due under such lease and all other leases of Borrower then in effect would exceed $50,000.00 in any fiscal year.

     5.4 Capital Expenditures. Without Bank's prior written consent and except as contemplated in Exhibit 5.1 attached, other than capital expenditures financed by Bank to Borrower under any of the Notes, Borrower will not make any plant or fixed capital expenditure, or any commitment therefor, or obtain equipment subject to a purchase money security interest, trust deed or lease, in any fiscal year, in excess of $250,000.00 on an annual basis.

     5.5 Pledge or Encumbrance of Assets. Other than the Permitted Liens and liens and encumbrances resulting from the Permitted Indebtedness, if any, Borrower will not create, incur, assume or permit to exist, arise or attach any Lien in any present or future asset, except for Liens to Bank, Liens existing on the date of this Agreement which have been disclosed to and approved by Bank and Liens imposed by law which secure amounts not at the time due and payable.

     5.6 Guarantees and Loans. Borrower will not enter into any direct or indirect guarantees other than by endorsement of checks for deposit or other than in the ordinary course of business nor make any advance or loan other than in the ordinary course of business as presently conducted, including, without limitation, loans and advances to employees of Borrower.

     5.7 Distributions. Borrower will not issue any additional shares of its capital stock, nor grant any warrants, options or other rights to purchase capital stock. Borrower will not (a) declare or pay any distributions or dividends on its capital stock, (b) make any payments of any kind to its shareholders (including, without limitation, debt repayments, payments for goods or services or otherwise, but excluding ordinary salary payments to shareholders employed by Borrower), or (c) redeem any of its capital stock in any fiscal year.

     5.8 Merger, Disposition of Assets. Without Bank's prior written consent, Borrower will not (a) change its capital structure, (b) merge or consolidate with any corporation, (c) amend or change its Articles of Incorporation or By-Laws or (d) sell, transfer or otherwise dispose of all or any substantial part of its assets, whether now owned or hereafter acquired.

     5.9 Transactions with Affiliates. Borrower will not (a) directly or indirectly issue any guarantee for the benefit of any of its Affiliates, (b) directly or indirectly make any loans or advances to or investments in any of its Affiliates, or (c) enter into any transaction with any of its Affiliates, other than transactions entered into on an arm's length basis in the normal course of Borrower's business.

     5.10 Investments. Borrower will not purchase or hold beneficially any stock, securities or evidences of indebtedness of, or make any investment or acquire any interest in, any other firm, partnership, corporation or entity other than short term investments of excess working capital in one or more of the following: (a) investments (of one year or less) in direct or guaranteed obligations of the United States, or any agencies thereof; and (b) investments (of one year or less) in certificates of deposit of banks or trust companies organized under the laws of the United States or any jurisdiction thereof, provided that such banks or trust companies are insured by the Federal Deposit Insurance Corporation and have capital in excess of $25,000,000.00.

     5.11 Executive Compensation. Borrower will not increase payments to the existing officers, directors and other executive management of Borrower, either in the form of salaries, deferred compensation or otherwise, in excess of the levels of compensation as of the date of this Agreement.

Section 6. Events of Default and Remedies.

     6.1 Events of Default. Any of the following events will be an Event of Default ("Event of Default"):

          (a) any representation or warranty made by Borrower herein or in any of the Loan Documents is incorrect when made or reaffirmed; or

          (b) Borrower or any Guarantor defaults in the payment of any principal or interest on any Obligation when due and payable, by acceleration or otherwise; or

          (c) Borrower fails to observe or perform any covenant, condition or agreement herein and fails to cure such default within 30 days of the occurrence thereof, provided that such 30 day grace period will not apply to (i) a breach of any covenant which in Bank's good faith judgment is incapable of cure, (ii) any failure to maintain insurance or permit inspection of the Collateral or of the books and records of Borrower, (iii) any breach in any negative covenant set forth in Section 5 hereof, or (iv) any breach of any covenant which has already occurred; or

          (d) a court enters a decree or order for relief with respect to Borrower in an involuntary case under any applicable bankruptcy, insolvency or other similar law then in effect, or appoints a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of Borrower or for any substantial part of its property, or orders the wind-up or liquidation of its affairs; or a petition initiating an involuntary case under any such bankruptcy, insolvency or similar law is filed and is pending for thirty (30) days without dismissal; or

          (e) Borrower commences a voluntary case under any applicable bankruptcy, insolvency or other similar law in effect, or makes any general assignment for the benefit of creditors, or fails generally to pay its debts as such debts become due, or takes corporate action in furtherance of any of the foregoing; or

          (f) Borrower or any Guarantor defaults under the terms of any Indebtedness or lease involving total payment obligations of Borrower in excess of $25,000.00, and such default gives any creditor or lessor the right to accelerate the maturity of any such indebtedness or lease payments which right is not contested by Borrower or Guarantor, as appropriate, or is determined by any court of competent jurisdiction to be valid; or

          (g) final judgment of the payment of money in excess of $25,000.00 is rendered against Borrower or any Guarantor and remains undischarged for 10 days during which execution is not effectively stayed; or

          (h) any event occurs which might, in Bank's opinion, have a material adverse effect on the Collateral or on Borrower's financial condition, operations, assets or prospects, or on any other property securing the repayment of the Obligations; or

          (i) an Event of Default or default occurs under any Loan Document; or

          (j) the dissolution or liquidation of Borrower; or

          (k) the commencement of any foreclosure proceedings, proceedings in aid of execution, attachment actions, levies against, or the filing by any taxing authority of a lien against any of the Collateral or any property securing the repayment of any of the Obligations; or

          (l) the loss, theft or substantial damage to the Collateral or any property securing the repayment of the Obligations if the result of such occurrence will be, in Bank's reasonable judgment, the failure or inability of Borrower to continue substantially normal operation of its business within thirty (30) days of the date of such occurrence.

          (m) (i) the validity or effectiveness of any of the Loan Documents or its transfer, grant, pledge, mortgage, or assignment by the party executing such Loan Document is impaired; (ii) any party executing any of the Loan Documents asserts that any of such Loan Documents is not a legal, valid and binding obligation of the party thereto enforceable in accordance with its terms; (iii) the security interest or Lien purporting to be created by any of the Loan Documents will for any reason cease to be a valid, perfected lien subject to no other liens other than Liens permitted by the terms of this Agreement; or (iv) any Loan Document is amended, hypothecated, subordinated, terminated or discharged, or if any person is released from any of its covenants or obligations under any of the Loan Documents except as permitted by Bank in writing; or

          (n) Bank in good faith deems itself insecure; or

          (o) a Reportable Event (as defined in ERISA) occurs with respect to any employee benefit plan maintained by Borrower for its employees other than a Reportable Event caused solely by a decrease in employment; or a trustee is appointed by a United States District Court to administer any employee benefit plan; or the Pension Benefit Guaranty Corporation institutes proceedings to terminate any of Borrower's employee benefit plans; or

          (p) the filing of any lien or charge against the Collateral or any part thereof which is not removed to the satisfaction of Bank within a period of 30 days thereafter; or

          (q) the abandonment by Borrower of all or any part of the Collateral.

          (r) the death, insolvency or incapacity of the Guarantors or the revocation of the repayment and performance guaranty by the Guarantors or the occurrence of any other event adversely affecting the financial capabilities of the Guarantors.

     6.2 Remedies. If any Event of Default occurs, Bank may (i) cease advancing money hereunder, (ii) declare all Obligations to be immediately due and payable, whereupon such Obligations will immediately become due and payable, (iii) exercise any and all rights and remedies provided by applicable law and the Loan Documents, (iv) proceed to realize upon the Collateral or any property securing the Obligations, including, without limitation, causing all or any part of the Collateral to be transferred or registered in its name or in the name of any other person, firm or corporation, with or without designation of the capacity of such nominee, all without presentment, demand, protest, or notice of any kind, each of which are hereby expressly waived by Borrower. Borrower shall be liable for any deficiency remaining after disposition of any Collateral, and waives all valuation and appraisement laws.

     6.3 Setoff. If any Event of Default will occur, Bank is authorized, without notice to Borrower, to offset and apply to all or any part of the Obligations all moneys, credits and other property of any nature whatsoever of Borrower now or at any time hereafter in the possession of, in transit to or

     6.4 Default Rate. After the occurrence of an Event of Default, all amounts of principal outstanding as of the date of the occurrence of such Event of Default will accrue interest at the Default Rate, in Bank's sole discretion, without notice to Borrower. This provision does not constitute a waiver of any Events of Default or an agreement by Bank to permit any late payments whatsoever.

     6.5 Late Payment Penalty. If any payment of principal is not paid when due (whether at maturity, by acceleration or otherwise after the expiration of any applicable notice, grace and cure periods), Borrower agrees to pay to Bank a late payment fee equal to five percent (5%) of the payment amount then due.

     6.6 No Remedy Exclusive. No remedy set forth herein is exclusive of any other available remedy or remedies, but each is cumulative and in addition to every other remedy available under this Agreement, the Loan Documents or as may be now or hereafter existing at law, in equity or by statute. Borrower waives any requirement of marshaling of assets which may be secured by any of the Loan Documents.

     6.7 Effect of Termination. The termination of this Agreement will not affect any rights of either party or any obligation of either party to the other, arising prior to the effective date of such termination, and the provisions hereof shall continue to be fully operative until all transactions entered into, rights created or Obligations incurred prior to such termination have been fully disposed of, concluded or liquidated. The security interest, lien and rights granted to Bank hereunder and under the Loan Documents will continue in full force and effect, notwithstanding the termination of this Agreement or the fact that no Loans are outstanding to Borrower, until all of the Obligations, have been paid in full.

     6.8 No Adequate Remedy at Law. Borrower recognizes that in the event Borrower fails to pay, perform, observe or discharge any of its Obligations under this Agreement, the Notes or the other Loan Documents, no remedy at law will provide adequate relief to Bank and Borrower agrees that Bank shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving that it has incurred actual damages.

Section 7. Conditions Precedent.

     7.1 Conditions to Loans. Bank will have no obligation to make or advance any amounts under the Loans until Borrower has delivered to Bank at or before the closing date, in form and substance satisfactory to Bank:

          (a) Executed versions of the Term Note in the forms of Exhibit 2.1A and 2.1B attached hereto.

          (b) A Certificate of Borrower in the form of Exhibit 7.1(b) and all attachments thereto.

          (c) A Certificate for Obsidian Enterprises, Inc. and Pyramid Coach, Inc., in the form of Exhibit 7.1 (c) and all attachments thereto.

          (d) A favorable legal opinion of counsel to Borrower and Guarantors.

          (e) An  executed  version  of the  Security  Agreement  in the form of
     Exhibit 8.5 attached hereto together with a completed version of Schedule I attached thereto entitled "Perfection Certificate", executed by Borrower and Pyramid Coach, Inc.

          (f) Executed versions of the Guaranty in the form of Exhibit 7.1(f) attached hereto by the Guarantors.

          (g) Executed versions of the Pledge Agreement in the form of Exhibit 7.1(g) attached hereto by Obsidian Enterprises, Inc., together with the original stock certificates of Borrower and irrevocable proxies and stock powers.

          (h) Original copies of the vehicle titles relating to the vehicles acquired by the Borrower and as more particularly identified on Exhibit 2.1(d) attached hereto.

          (i) Copies of the acquisition documents associated with the vehicles acquired by the Borrower as identified on Exhibit 2.1(d) attached hereto.

          (j) A Collateral Assignment of Life Insurance Policy in an amount not less than One Million and No/100 Dollars ($1,000,000) upon the life of Timothy S. Durham, together with a copy of the life insurance policy.

          (k) Evidence of insurance, together with a duly executed Lender's Loss Payable Endorsement form, consistent with the requirements as set forth in this Agreement and the Security Agreement.

          (l) Such other documents, instruments and information as the Bank may reasonably require.


Section 8. Miscellaneous Provisions.

     8.1 Miscellaneous. This Agreement, the exhibits and the other Loan Documents are the complete agreement of the parties hereto and supersede all previous understandings relating to the subject matter hereof. This Agreement may be amended only in writing signed by the party against whom enforcement of the amendment is sought. This Agreement may be executed in counterparts. If any part of this Agreement is held invalid, illegal or unenforceable, the remainder of this Agreement will not in any way be affected. This Agreement is and is intended to be a continuing agreement and will remain in full force and effect until the Loans are finally and irrevocably paid in full and the Facility is terminated.

     8.2 Waiver by Borrower. Borrower waives notice of non-payment, demand, presentment, protest or notice of protest of any Accounts or other Collateral, and all other notices (except those notices specifically provided for in this Agreement); consents to any renewals or extensions of time of payment thereof, and generally waives any and all suretyship defenses and defenses in the nature thereof.

     8.3 Binding Effect. This Agreement will be binding upon and inure to the benefit of the respective legal representatives, successors and assigns of the parties hereto; however, Borrower may not assign or transfer any of its rights or delegate any of its Obligations under this Agreement or any of the Loan Documents, by operation of law or otherwise, without Bank's prior written consent. Bank (and any subsequent assignee) may transfer and assign any of its rights or delegate any of its duties under this Agreement or may transfer or assign partial interests or participation in the Loans to other persons. Bank may disclose to all prospective and actual assignees and participants all financial, business and other information about a Borrower which Bank may possess at any time.

     8.4 Subsidiaries. If Borrower has any additional Subsidiaries at any time during the term of this Agreement, the term "Borrower" in each representation, warranty and covenant herein will mean "Borrower" and each Subsidiary individually and in the aggregate, and Borrower will cause each Subsidiary to be in compliance therewith.

     8.5 Security. The Obligations are secured as provided herein, in this Agreement, the Security Agreement, in the Loan Documents and in each other document or agreement which by its terms secures the repayment or performance of the Obligations. Additionally, the Obligations shall be unconditionally guarantied by the Guarantors.

     8.6 Survival. All representations, warranties, covenants and agreements made by Borrower herein and in the Loan Documents will survive the execution and delivery of this Agreement, the Loan Documents and the issuance of the Notes.

     8.7 Delay or Omission. No delay or omission on the part of Bank in exercising any right, remedy or power arising from any Event of Default will impair any such right, remedy or power or any other right remedy or power or be considered a waiver or any right, remedy or power or any Event of Default nor will the action or omission to act by Bank upon the occurrence of any Event of Default impair any right, remedy or power arising as a result thereof or affect any subsequent Event of Default of the same or different nature.

     8.8 Notices. Any notices under or pursuant to this Agreement will be deemed duly sent when delivered in hand or when mailed by registered or certified mail, return receipt requested, addressed as follows:

                To Borrower:    Obsidian Leasing Company, Inc.
                                111 Monument Circle, Suite 4800
                                Indianapolis, Indiana 46204
                                Attention: Jeffrey Osler

                  To Bank:      Old National Bank
                                2 West Main Street
                                Danville, Illinois 61834-5898
                                Attention: Dan Laughner

                                and

                                Old National Bank
                                P.O. Box 718
                                Evansville, Indiana 47705
                                Attention: George W. Day, III

Either party may change such address by sending written notice of the change to the other party.

     8.9 No Partnership. Nothing contained herein or in any of the Loan Documents is intended to create or will be construed to create any partnership, joint venture or other relationship between Bank and Borrower other than as expressly set forth herein or therein and will not create any joint venture, partnership or other relationship.

     8.10 Indemnification. If after receipt of any payment of all or part of the Obligations, Bank is for any reason compelled to surrender such payment to any person or entity, because such payment is determined to be void or voidable as a preference, impermissible setoff, or diversion of trust funds, or for any other reason, this Agreement will continue in full force and effect and Borrower will be liable to, and will indemnify, save and hold Bank, its officers, directors, attorneys, and employees harmless of and from the amount of such payment surrendered. The provisions of this Section will be and remain effective notwithstanding any contrary action which may have been taken by Bank in reliance on such payment, and any such contrary action so taken will be without prejudice to Bank's rights under this Agreement and will be deemed to have been conditioned upon such payment becoming final, indefeasible and irrevocable. In addition, Borrower will indemnify, defend, save and hold Bank, its officers, directors, attorneys, and employees harmless of, from and against all claims, demands, liabilities, judgments, losses, damages, costs and expenses, joint or several (including all accounting fees and attorneys' fees reasonably incurred), that Bank or any such indemnified party may incur arising out of this Agreement, any of the Loan Documents or any act taken by Bank hereunder except for the willful misconduct or gross negligence of such indemnified party. The provisions of this Section will survive the termination of this Agreement.

     8.11 Depository Account Acknowledgment. Borrower and Bank severally, each for itself, acknowledges and agrees that the extension of credit provided for herein is neither conditioned upon nor has the interest rates and fees therefor been set based upon Borrower's agreement to purchase any other product or service from Bank. Further, Borrower and Bank severally, each for itself, acknowledges and agrees that Bank has not offered this extension of credit or offered to reduce the interest rate or fee therefor except as provided herein.

     8.12 Governing Law, Jurisdiction. This Agreement, the Notes and the other Loan Documents will be governed by the domestic laws of the State of Indiana. Borrower agrees that the state and federal courts in Vanderburgh County, Indiana, or any other court in which Bank initiates proceedings have exclusive jurisdiction over all matters arising out of this Agreement, and that service of process in any such proceeding will be effective if mailed to Borrower at its address described in the Notices section of this Agreement. BANK AND BORROWER HEREBY WAIVE THE RIGHT TO TRIAL BY JURY OF ANY MATTERS ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     IN WITNESS WHEREOF, Borrower and Bank have executed this Agreement by their duly authorized officers as of the date first above written.


                                    OBSIDIAN LEASING COMPANY, INC.



                                    By:
                                       -----------------------------------
                                       Jeffrey Osler, President


                                    OLD NATIONAL BANK


                                    By:
                                       -----------------------------------
                                       Dan Laughner, Vice President

                                    EXHIBITS
                                       TO
                                CREDIT AGREEMENT
                                     BETWEEN
                         OBSIDIAN LEASING COMPANY, INC.
                                       AND
                                OLD NATIONAL BANK


Exhibit 1                 -     Definitions
Exhibit 2.1-A             -     Term Note Form
Exhibit 2.1-B             -     Term Note Form
Exhibit 2.1 (d)           -     Identification of Vehicles
Exhibit 3.9               -     Permitted Liens
Exhibit 5.1               -     Permitted Indebtedness
Exhibit 7.1 (b)           -     Certificate of Borrower
                                Schedule C - Directors' Resolutions
Exhibit 7.1 (c)           -     Certificate of Guarantor
Exhibit 7.1 (f)           -     Guaranty Form
Exhibit 7.1 (g)           -     Pledge Agreement Form
Exhibit 8.5               -     Security Agreement Form

                                    EXHIBIT 1
                                   DEFINITIONS

o "Affiliate" means, as to Borrower, (a) any person or entity which, directly or indirectly, is in control of, is controlled by or is under common control with, Borrower, or (b) any person who is a director, officer or employee (i) of Borrower or (ii) of any person described in the preceding clause (a).

o "Cash Flow Coverage Ratio" means the ratio of (a) the sum of Borrower's net income for the previous 12 month period after taxes plus depreciation and amortization expense plus any extraordinary one-time charges approved by Bank, to (b) Borrower's Current Maturities of Long Term Debt for such previous 12 month period.

o    "Collateral"  has  the  meaning  assigned  to  that  term  in the  Security
     Agreement.

o "Current Maturities of Long Term Debt" means that portion of the principal amount of Long Term Debt which must be paid during the twelve fiscal months preceding the date such determination is to be made.

o "Default Rate" means three percent (3%) in excess of the interest rate otherwise in effect under amounts outstanding under the Notes. In no event will the interest rate accruing under such Notes be increased to be in excess of the maximum interest rate permitted by applicable state or federal usury laws then in effect.

o "Environmental Laws" means all federal, state, local and foreign laws relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial toxic or hazardous substances or wastes into the environment (including without limitation ambient air, surface water, ground water or land), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes, and any and all regulations, codes, plans, orders, decrees, judgments, injunctions, notices or demand letters issued, entered promulgated or approved thereunder.

o    "ERISA" means the Federal Employee Retirement Income Security Act of 1974.

o "Event(s) of Default" will have the meaning set forth in Section 6.1 of the Agreement.

o "Guarantors" means, collectively, Timothy S. Durham, Terry Whitesell, Julia Whitesell, Obsidian
         Enterprises, Inc. and Pyramid Coach, Inc.

o "Guaranty" means the Unconditional Unlimited Continuing Guaranties executed by the Guarantors for the benefit of Bank relating to the Obligations.

o "Indebtedness" means (a) all items (except items of capital stock, of capital surplus, of general contingency reserves or of retained earnings, deferred income taxes, and amount attributable to minority interests, if any) which in accordance with generally accepted accounting principles would be included in determining total liabilities on a consolidated basis as shown on the liability side of a balance sheet as at the date as of which Indebtedness is to be determined, (b) all indebtedness secured by any mortgage, pledge, lien or conditional sale or other title retention agreement to which any property or asset owned or held is subject, whether or not the indebtedness secured thereby will have been assumed (excluding non-capitalized leases which may amount to title retention agreements but including capitalized leases), and (c) all indebtedness of others which Borrower or any Subsidiary has directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business), discounted or sold with recourse or agreed (contingently or otherwise) to purchase or repurchase or otherwise acquire, or in respect of which Borrower or any Subsidiary has agreed to apply or advance funds (whether by way of loan, stock purchase, capital contribution or otherwise) or otherwise to become directly or indirectly liable.

o "Lien" means any security interest, mortgage, pledge, assignment, lien or other encumbrance of any kind, including interests of vendors or lessors under conditional sale contracts and capitalized leases.

o "Loan Documents" means this Agreement, the Notes, the Security Agreement, the Guaranties and every other document or agreement executed by any party evidencing, guarantying or securing any of the Obligations; and "Loan Document" means any one of the Loan Documents.

o "Loans" means the Term Loan, together with all renewals and extensions thereof.

o "Long Term Debt" means Indebtedness which, by its terms, is not payable in full within one year from the date incurred, or the repayment of which may, at the option of Borrower, be extended for a period of more than one year from the date incurred. '

o "Notes" means the Term Note, together with all renewals, amendments and substitutions thereof.

o "Obligation(s)" means all loans, advances, indebtedness, liabilities and obligations of Borrower owed to each of Bank and the Affiliates of Old National Bank of every kind and description whether now existing or hereafter arising including without limitation, those owed by Borrower to others and acquired by Bank or any Affiliate of Old National Bank, by purchase, assignment or otherwise, and whether direct or indirect, primary or as guarantor or surety, absolute or contingent, liquidated or unliquidated, matured or unmatured, whether or not secured by additional collateral, and including without limitation all liabilities, obligations and indebtedness arising under this Agreement, the Notes and the other Loan Documents, all obligations to perform or forbear from performing acts, all amounts represented by letters of credit now or hereafter issued by Bank for the benefit of or at the request of Borrower, and all expenses and attorneys' fees incurred by Bank and any Affiliate of Old National Bank under this Agreement or any other document or instrument related to any of the foregoing.

o    "Permitted  Liens" has the meaning assigned thereto as set forth in Section
     3.9 of the Agreement.

o "Security Agreement" means the Security Agreement of even date herewith between Borrower and/or Guarantors and Bank, securing the Obligations.

o "Subsidiary" means any corporation of which Borrower directly or indirectly owns or controls at the time outstanding stock having under ordinary circumstances (not depending on the happening of a contingency) voting power to elect a majority of the board of directors of said corporation.

o "Term Loan" has the meaning assigned to that term in Section 2.1 of the Agreement.

                                 TERM LOAN NOTE:
                                 --------------

$588,891,54                                           Date: October 31, 2002
                                                      Due December 1, 2004
                                                      Indianapolis, Indiana

     FOR VALUE RECEIVED, OBSIDIAN LEASING COMPANY, INC., a Mississippi corporation (hereinafter referred to as "Maker"), hereby promises to pay to the order of OLD NATIONAL BANK, a national banking association with offices located at 420 Main Street, Evansville, Indiana 47705 (hereinafter referred to as
"Bank"), in lawful money of the United States of America, at the Bata's principal offices or at such other place or to such other party as the holder hereof may from time to time designate by written notice, the principal sum of Five Hundred Eighty-Eight Thousand Eight Hundred Ninety-One and: 154/100 Dollars ($588,891.54) together with interest as hereinafter provided as follows:

     (a) The Maker shall pay interest on the principal balance of this Note outstanding from time to time at a per annum rate equal to the LIBOR Rate (as hereinafter defined) plus Five Hundred Sixty-Five (565) Basis points, which rate shall change effective as of the first Banking Day of each month. The Maker shall repay the principal of this Note 11 equal monthly installments of Four Thousand Nine Hundred Seven and 43/100 Dollars ($4,907.43) commencing December 1, 2002 and on the first day of each monthly period thereafter until Da4mber 1, 2004, at which time the entire unpaid principal balance of this Note (which shall equal Four Hundred Seventy-One Thousand One Hundred Thirteen and 22/100 Dollars ($471,113.22) provided all prior installment payments under this Note have been timely paid by Maker and no Nent of Default has occurred), together with all accrued but unpaid interest and expenses, shall be due and payable in full. Accrued but unpaid interest on the outstanding principal balance of this Note shall be payable in arrears concurrently with principal payments.

     (b) After maturity or while there exists any uncured Event of Default, or in the event of acceleration hereunder or the exercise by the Bank of any remain following any Event of Default under the Loan Documents, the rate of Interest shall be increased to a per annum rate equal to the rate as set forth in (a) above plus Three Hundred (300) Basis Points, compounded monthly until paid or until the Event of Default shall have been cured.

     (c) Maker may prepay, in whole or in part, the outstanding principal balance under this Note on any payment date without prepayment premium or penalty.


     Maker shall pay a late charge to the Bank for the purposes of defraying expense incidental to handling on any monthly installment of interest and principal, or portion thereof not paid within ten (10) days after the date when frost due at the rate of Five Percent (5%) of such overdue account with a minimum charge of Twenty and No/100 Dollars ($20.00) and an additional late charge for purposes of defraying the expense incidental to handling on the first day of each successive calendar month at the rate of Five Percent (5%) for such overdue amount with a minimum charge of Twenty and No/100 Dollars ($20.00) per month until any such installment, or portion thereof, has been paid in full. Provided, however, nothing contained in this Note shall be construed as a waiver by the Bank or the holder of this Note of its option to declare a default if any payment of any monthly installment of interest and principal, or portion thereof, is not made-when due, and the assessment of a late charge shall not affect the right of the Bank or the bolder of the Note to increase the rate of interest as herein provided if all amounts are not paid when due.

     All amounts payable by Maker to the Bank under this Note shall be without relief from valuation and appraisement laws and with attorney's fees and costs of collection. Interest shall be calculated an the basis of a Three Hundred Sixty (360) day year, but applied to the actual number of days in each month. If any payment of principal of or interest on this Note falls due on a day which is not a Banking Day, the due date shall be extended to the next succeeding Banking Day and interest shall be payable at the applicable rate for the period of such extension.

     This Note evidences indebtedness incurred under a term loan extended to the Maker by the Bank pursuant to that certain Credit Agreement dated as of the dale hereof, as the same may be amended from time to time ("Agreement"), to which reference is made for definitions of capitalized terms used but not otherwise defined herein, for the additional terms and conditions upon which payment of this Note may be accelerated and all amounts outstanding hereunder declared immediately due and payable and for the security provided for the payment of this Note.

     Upon a failure by Maker to pay when due the principal of or interest on the indebtedness evidenced hereby or upon the occurrence of an Event of Default under any Loan Documents which secure this Note or any other documents or agreements executed by Maker in connection with the indebtedness evidenced by this Note, all of the indebtedness evidenced by this Note and remaining unpaid balances of interest and expenses shall, at the option of the holder and without demand or notice, become immediately due and payable notwithstanding any term or condition in any of the Loan Documents to the contrary. This Note pay also be declared due at the option of the holder hereof prior to its expressed maturity at the time, upon the terms and in the manner provided in the Loan Documents. Failure to exercise any such option shall not constitute a waiver of the right to exercise any such option if the Maker is in default hereunder. Time is of the essence of this Note and all other obligations of the Maker to the Bank.

     Maker waives demand, presentment for payment, notice of dishonor, protest and notice of protest, and expressly agrees that this Note and any payment coming due under it may be extended from time to time without in any way affecting its liability hereunder. This Note shall be the join and several obligation of all makers, sureties, guarantors, and endorsers, if any, and shall be binding upon diem and their heirs, personal representatives, successors, and assigns. The Bank may renew this Note or reduce the payments thereon and any such renewal or reduction shall not release Maker or any sureties, guarantors or endorsers from liability.

     The rights or remedies of the holder hereof as provided in this Note and the Loan Documents shall be cumulative and concurrent, and may be pursued singly, successively, or together.

     Notwithstanding anything herein or in the Loan Documents to the contrary, no provision contained herein and no provision contained in any of the Loan Documents which purports to obligate Maker to pay any amount of interest or any fees, costs or expenses which are in excess of the maximum permitted by applicable law, shall be effective to the extent that it requires the payment of any interest or other sums in excess of such maximum. In the event Maker shall at any time following the date hereof pay any amount of interest or any fees, costs or expenses which are in excess of the maximum permitted by applicable law, finch overpayments shall be deemed to be loans from Maker to the holder hereof; which loans shall be due and payable by the holder upon demand by Maker together with interest from the date or dates of such overpayments calculated at the same rate as Maker is required to pay under this Note, and the repayment of such loans by the holder hereof shall be the sole remedy at law or in equity of Maker for such overpayments.

     The person executing this Note for and on behalf of Maker hereby certifies that he/she is duly empowered by the Maker and has been duly authorized by all necessary action on the part of Maker execute and deliver this Note for and on behalf of the Maker.

     "LIBOR Rate" means either (i) the rate of interest per annum equal to the rate for deposits in U.S. Dollars in the approximate amount of the Loan with a maturity approximately equal to three (3) months which appears on Telerate Page 3750, or, if there is more than one such rate, the average of such rates, rounded to the next higher multiple of 1/100 of 1%, as of 11:00 a.m. (London time) on the Banking Day on which such loan is advanced, or (ii) if no such rate of interest appears on Telerate Page 3750, the rate at which deposits in U.S. Dollars are offered to the Bank by first-class banks in the London interbank market at approximately 11:00 a.tn. (London time) on the Banking Day on which such rate  determination  is made,  in the  approximate  amount of the remaining principal balance of this Note and having a maturity approximately equal to three (3) months. The term "Telerate Page 3750" means the display designated as "Page 3750" on the Associated Press-Dow Jones Telerate Service (or such other page as may replace Page 3750 on the Associated Press-Dow Jones Telerate Service or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association interest rate settlement rates for U.S. Dollars). Any LIBOR Rate determined on the basis of the rate displayed on Telerate Page 3750 in accordance with the foregoing provisions of this subparagraph shall be subject to corrections, if any, made in such rate and displayed by the Associated Press-Dow Jones Telerate Service within one hour of the time when such rate is first displayed by such service. The LIBOR Rate shall be adjusted as of the fast Banking Day of each calendar month; "Basis Points" means One-Hundredth of One Percent (0.01%); "Banking Day" means a day which is not (a) a Saturday, Sunday or legal holiday on which banking institutions in the State of Indiana or the city in which the office of the Bank is located is authorized to remain closed, or (b) a day on which the New York Stock Exchange is closed. For the Bank, a "Banking Day" ends at 2:00 P.M. Eastern Standard Time, and all business transacted after such time on any particular day shall be deemed to have been transacted as of the next Banking Day.

     The Maker, together with any endorser, co-signor, guarantor surety of this Note, if any, agree to pay, and save the Bank or any holder of this Note harmless against; any liability for the payment of any costs and expenses, including reasonable attorneys fees, arising or incurred in connection with the enforcement by the Bank or any holder of the Note of any rights under this Note.

     The Maker authorizes the Bank and its affiliates without notice, to apply any balances, credits, deposits or moneys of the Maker in the Bank's possession to payment of any of the foregoing as it becomes due and payable to the Bank.

     THE VALIDITY OF THIS NOTE, ITS CONSTRUCTION, INTERPRETATION AND ENFORCEMENT AND THE RIGHTS OF THE PARTIES HERETO SHALL BE DETERMINED UNDER, GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF INDIANA, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAW. MAKER AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS NOTE SHALL BE TRIED AND LITIGATED ONLY IN THE STATE COURTS LOCATED IN THE COUNTY OF MARION, STATE OF INDIANA, OR THE FEDERAL COURTS, WHOSE VFNITR INCLUDE THE COUNTY OF MARION, STATE OF INDIANA. MAKER WAIVES, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, THE RIGHT TO A 'TRIAL BY JURY AND ANY RIGHT MAKER MAY HAVE TO ASSIERT THE DOCTRINE OF "FORUM NON CONVENIENS" OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS PARAGRAPH.


     IN WITNESS WHEREOF, Maker has executed this Note as of the day and year first above written. OBSIDIAN LEASING COMPANY, INC.

                                     OBSIDIAN LEASING COMPANY, INC.


                                     By:      /s/ Jeffrey Osler
                                        --------------------------------------
                                        Jeffrey Osler, President

WITNESS:

By:      /s/ Dan Laughner
    -----------------------
         Dan Laughner

                                 TERM LOAN NOTE

$3,653,883.09                                      Date:  October 31, 2002
                                                   Due:  December 1, 2004
                                                   Indianapolis, Indiana

     FOR VALUE RECEIVED, OBSIDIAN LEASING COMPANY, INC., a Mississippi corporation (hereinafter referred to as "Maker"), hereby promises to pay to the order of OLD NATIONAL BANK, a national banking association with offices located at 420 Main Street, Evansville, Indiana 47005 (hereinafter referred to as
"Bank"), in lawful money of the United States of America, at the Bank's principal offices or at such other place or to such other party as the holder hereof may from time to time designate by written notice, the principal sum of Three Million Six Hundred Fifty-Three Thousand Eight Hundred Eighty-Three and 09/100 Dollars ($3,653,883.09) together with interest as hereinafter provided as follows:

     (a) The Maker shall pay interest on the principal balance of this Note outstanding from time to time at a per annum rate equal to the LIBOR Rate (as hereinafter defined) plus Twelve (12) Basis Points, which rate shall change effective as of the first Banking Day of each month. The Maker shall repay the principal of this Note in equal monthly installments of Thirty Thousand Four Hundred Forty-Nine and 03/100 Dollars ($30,449.03) commencing December 1, 2002 and on the first day of each monthly period thereafter until December 1, 2004, at which time the entire unpaid principal balance of this Note, (which shall equal Two Million Nine Hundred Twenty-Three Thousand One Hundred Six and 37/100 ($2,923,106.37) provided all prior installment payments under this Note have been timely paid by Maker and no Event of Default has occurred) together with all accrued but unpaid interest and expenses, shall be due and payable in full. Accrued but unpaid interest on the outstanding principal balance of this Note shall be payable in arrears concurrently with principal payments.

     (b) After maturity or while there exists any uncured Event of Default, or in the event of acceleration hereunder or the exercise by the Bank of any remedies following any Event of Default under the Loan Documents, the rate of interest shall be increased to a per annum rate equal to the rate as set forth in (a) above plus Three Hundred (300) Basis Points, compounded monthly until paid or until the Event of Default shall have been cured.

     (c) Maker may prepay, in whole or in part, the outstanding principal balance under this Note on any payment date without prepayment premium or penalty.

     Maker shall pay a late charge to the Bank for the purposes of defraying expense incidental to handling on any monthly installment of interest and principal or portion thereof, not paid within ten (10) days after the date when first due at the rate of Five Percent (5%) of such overdue amount with a minimum charge of Twenty and No/100 Dollars ($20.00) and an additional late charge for purposes of defraying the expense incidental to handling on the first day of each successive calendar month at the rate of Five Percent (5%) for such overdue amount with a minimum charge of Twenty and No/100 Dollars ($20.00) per month until any such installment, or portion thereof, has been paid in full. Provided, however, nothing contained in this Note shall be construed as a waiver by the Bank or the holder of this Note of its option to declare a default if any payment of any monthly installment of interest and principal, or portion thereof, is not made when due, and the assessment of a late charge shall not affect the right of the Bank or the holder of the Note to increase the rate of interest as herein provided if all amounts are not paid when due.

     All amounts payable by Maker to the Bank under this Note shall be without relief from valuation and appraisement laws and with attorney's fees and costs of collection. Interest shall be calculated on the basis of a Three Hundred Sixty (360) day year, but applied to the actual number of days in each month. If any payment of principal of or interest on this Note falls due on a day which is not a Banking Day, the due date shall be extended to the next succeeding Banking Day and interest shall be payable at the applicable rate for the period of such extension.

     This Note evidences indebtedness incurred under a term loan extended to the Maker by the Bank pursuant to that certain Credit Agreement dated as of the date hereof, as the same may be amended from time to time ("Agreement"), to which reference is made for definitions of capitalized terms used but not otherwise defined herein, for the additional terms and conditions upon which payment of this Note may be accelerated and all amounts outstanding hereunder declared immediately due and payable and for the security provided for the payment of this Note.

     Upon a failure by Maker to pay when due the principal of or interest on the indebtedness evidenced hereby or upon the occurrence of an Event of Default under any Loan Documents which secure this Note or any other documents or agreements executed by Maker in connection with the indebtedness evidenced by this Note, all of the indebtedness evidenced by this Note and remaining unpaid balances of interest and expenses shall, at the option of the holder and without demand or notice, become immediately due and payable notwithstanding any term or condition in any of the Loan Documents to the contrary. This Note may also be declared due at the option of the holder hereof prior to its expressed maturity at the time, upon the terms and in the manner provided in the Loan Documents. Failure to exercise any such option shall not constitute a waiver of the right to exercise any such option if the Maker is in default hereunder. Time is of the essence of this Note and all other obligations of the Maker to the Bank.

     Maker waives demand, presentment for payment, notice of dishonor, protest and notice of protest, and expressly agrees that this Note and any payment coming due under it may be extended from time to time without in any way affecting its liability hereunder. This Note shall be the joint and several obligation of all makers, sureties, guarantors, and endorsers, if any, and shall be binding upon them and their heirs, personal representatives, successors, and assigns. The Bank may renew this Note or reduce the payments thereon and any such renewal or reduction shall not release Maker or any sureties, guarantors or endorsers from liability.

     The rights or remedies of the holder hereof as provided in this Note and the Loan Documents shall be cumulative and concurrent, and may be pursued singly, successively, or together.

     Notwithstanding anything herein or in the Loan Documents to the contrary, no provision contained herein and no provision contained in any of the Loan Documents which purports to obligate Maker to pay any amount of interest or any fees, costs or expenses which are in excess of the maximum permitted by applicable law, shall be effective to the extent that it requires the payment of any interest or other sums in excess of such maximum. In the event Maker shall at any time following the date hereof pay any amount of interest or any fees, costs or expenses which are in excess of the maximum permitted by applicable law, such overpayments shall be deemed to be loans from Maker to the holder hereof, which loans shall be due and payable by the holder upon demand by Maker together with interest from the date or dates of such overpayments calculated at the same rate as Maker is required to pay under this Notes, and the repayment of such loans by the holder hereof shall be the sole remedy at law or in equity of Maker for such overpayments.

     The person executing this Note for and on behalf of Maker hereby certifies that he/she is duly empowered by the Maker and has been duly authorized by all necessary action on the part of Maker to execute and deliver this Note for and on behalf of the Maker.

     "LIBOR Rate" means either (i) the rate of interest per annum equal to the rate for deposits in U.S. Dollars in the approximate amount of the Loan with a maturity approximately equal to three (3) months which appears on Telerate Page 3750, or, if there is more than one such rate, the average of such rates, rounded to the next higher multiple of 1/100 of 1% as of 11:00 a.m. (London time) on the Banking Day on which such loan is advanced, or (ii) if no such rate of interest appears on Telerate Page 3750, the rate at which deposits in U.S. Dollars are offered to the Bank by first-class banks in the London interbank market at approximately 11:00 a.m. (London time) on the Banking Date on which such rate  determination  is made,  in the  approximate  amount of the remaining principal balance of this Note and having a maturity approximately equal to three (3) months. The term "Telerate Page 3750" means the display designated as "Page 3750" on the Associated Press-Dow Jones Telerate Service (or such other page as may replace Page 3750 on the Associated Press-Dow Jones Telerate Service or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association interest rate settlement rates for U.S. Dollars). Any LIBOR Rate determined on the basis of the rate displayed on Telerate Page 3750 in accordance with the foregoing provisions of this subparagraph shall be subject to corrections, if any, made in such rate and displayed by the Associated Press-Dow Jones Telerate Service within one hour of the time when such rate is first displayed by such service. The LIBOR Rate shall be adjusted as of the first Banking Day of each calendar month; "Basis Points" means One-Hundredth of One Percent (0.01%); "Banking Day" means a day which is not (a) a Saturday, Sunday or legal holiday on which banking institutions in the State of Indiana or the city in which the office of the Bank is located is authorized to remain closed, or (b) a day on which the New York Stock Exchange is closed. For the Bank, a "Banking Day" ends at 2:00 P.M. Eastern Standard Time, and all business transacted after such time on any particular day shall be deemed to have been transacted as of the next Banking Day.

     The Maker, together with any endorser, co-signor, guarantor or surety of this Note, if any, agree to pay, and save the Bank or any holder of this Note harmless against, any liability for the payment of any costs and expenses, including reasonable attorneys fees, arising or incurred in connection with the enforcement by the Bank or any holder of the Note of any rights under this Note.

     The Maker authorizes the Bank and its affiliates without notice, to apply any balances, credits, deposits or moneys of the Maker in the Bank's possession to payment of any of the foregoing as it becomes due and payable to the Bank.

     THE VALIDITY OF THIS NOTE, ITS CONSTRUCTION, INTERPRETATION AND ENFORCEMENT AND THE RIGHTS OF THE PARTIES HERETO SHALL BE DETERMINED UNDER, GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF INDIANA, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAW. MAKER AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS NOTE SHALL BE TRIED AND LITIGATED ONLY IN THE STATE COURTS LOCATED IN THE COUNTY OF MARION, STATE OF INDIANA, OR THE FEDERAL COURTS, WHOSE VENUE INCLUDE THE COUNTY OF MARION, STATE OF INDIANA. MAKER WAIVES, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, THE RIGHT TO A TRIAL BY JURY AND ANY RIGHT MAKER MAY HAVE TO ASSERT THE DOCTRINE OF "FORUM NON CONVENIENS" OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS PARAGRAPH.

     IN WITNESS WHEREOF, Maker has executed this Note as of the day and year first above written.


                                 OBSIDIAN LEASING COMPANY, INC.


                                 By:/s/ Jeffrey Osler
                                    ---------------------------
                                     Jeffrey Osler, President


         WITNESS:


         By: /s/ Dan Laughner
            ---------------------
               Dan Laughner